Exhibit 10.21

Amendment Number 2 to Business Purchase Agreement

This Amendment Number 2 to Business Purchase Agreement (“Amendment 2”) further amends the Business Purchase Agreement dated as of July 12, 2010 between Ubixo Limited and Ubixo Inc. (“Agreement”) and the Amendment Number 1 to Business Purchase Agreement dated as of August 26, 2010 between Ubixo Limited and Geotag Inc. (“Amendment 1”).

Words used in this Amendment 2 with initial capital letters shall have the meanings assigned to them in the Agreement. This Amendment Number 2 shall take effect when executed by Assignee, Geotag Inc. and Assignor, Ubixo Limited.

The Amendment 1 caused clause 4.1 of the Agreement to state that the Consideration is valued at $93,174,210. The Assignee and the Assignor agree that this figure is inaccurate and that the Consideration is to be valued at $65,614,099.

Clause 4.1 of the Agreement states that the Consideration is comprised of 132,089,782 newly issued shares. The Assignee and the Assignor agree that this figure is inaccurate and that the Consideration is to be comprised of 132,756,448 newly issued shares.

IN WITNESS WHEREOF, this Amendment Number 2 to Stock Purchase Agreement has been duly executed and delivered by the parties hereto effective as of November 5, 2010.

ASSIGNOR	UBIXO LIMITED

By: /s/ Darren Rennick
Darren Rennick
President

ASSIGNEE	GEOTAG INC.

By: /s/ Antony Norris
Antony Norris
President